POWER OF ATTORNEY

		Know all by these presents, that the
undersigned, Jason M. Glickman,
hereby constitutes and appoints each of Brian M. Wong,
J. Ellen Conti, Lisa J. Crawford, Sujata Pagedar,
Robin J. Reilly, Hank Weintraub, and Koyo Konishi signing singly, the undersigned's true and lawful attorney in fact to:

	(1)	prepare, execute in the undersigned's name
and on the undersigned's behalf, and submit to the United
States Securities and Exchange Commission (SEC) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or regulation of the SEC;

	(2)	execute for and on behalf of the undersigned
Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of PACIFIC GAS AND ELECTRIC COMPANY;

	(3)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the SEC and any other authority; and

	(4)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

		The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or the substitute or substitutes of such attorney in fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is PACIFIC GAS AND ELECTRIC COMPANY assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

		This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in PACIFIC GAS AND ELECTRIC
COMPANY securities, unless earlier revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys in fact; provided, however, that this Power of Attorney shall immediately terminate as to any of the foregoing attorneys in fact when such attorney in fact ceases to hold the position of either
(1) Corporate Secretary or Assistant Corporate Secretary,
(2) attorney, or (3) paralegal of PACIFIC GAS AND ELECTRIC COMPANY or PG&E CORPORATION.

		IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of April, 2021.



		/s/ Jason M. Glickman
			Signature